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                                                                   EXHIBIT 4.12


                          AGREEMENT TO GUARANTEE LOANS


                               Agreement Between


                 Michigan Higher Education Assistance Authority
                            Michigan Guaranty Agency


                                      AND


                       The First National Bank of Chicago
                   as Trustee for the PNC Student Loan Trusts
                                  Chicago, IL
              ----------------------------------------------------
                             (Lender Name and City)
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        THIS AGREEMENT dated this __________ day of __________________, 19__, between the Michigan Higher Education Assistance Authority, an autonomous agency of the Michigan Department of Treasury, with its component unit, the Michigan Guaranty Agency, both located at 608 West Allegan, Lansing, Michigan 48933 (collectively, the "Authority");

and

The First National Bank of Chicago
as Trustee for the PNC Student Loan Trusts
------------------------------------------
Financial Institution

One First National Plaza Ste. 0126
------------------------------------------
Address

Chicago, IL 60670
------------------------------------------
City, State, Zip (the "Lender")

833364
------------------------------------------
Lender Code Number

36-4142114
------------------------------------------
EIN (Federal Tax/Employer ID #)


                                    RECITALS

        1. One of the purposes of the Authority is to assist persons in meeting their expenses of post-secondary education or to assist a parent of a dependent person who meets the requirements for a loan, by guaranteeing in accordance with Title IV Part B of the Higher Education Act of 1965, as amended, and any regulations promulgated pursuant thereto (the "Higher Education Act"), the principal and interest of a loan pursuant to MCL 390.951 et seq; MSA 15.2097 (1) et seq. (the "Act").

        2. The Authority is desirous of stimulating the lending of money to assist students in obtaining a post-secondary school education.

        3. The Lender is desirous of participating in the program of the Authority that establishes the policies and procedures for implementing and maintaining a loan guaranty under the provisions of the Act and applicable federal law and regulations (the "Guaranty Loan Program") and, as a result, obtain a guaranty from the Authority for each qualified loan made under the Higher Education Act (the "Student Loans").

        THEREFORE, in consideration of the Student Loans the Lender makes or holds under the terms of the Guaranty Loan Program and the guaranty of the Student Loans provided by the Authority, and in further consideration of the mutual covenants provided herein, the parties agree as follows:


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                                   AGREEMENT

        1.      Guaranty of Student Loans

                The Authority agrees to issue a guaranty in accordance with the Higher Education Act for principal and interest of all promissory notes evidencing loans to be made or acquired under the Guaranty Loan Program by the Lender, provided that the guaranty would not cause the aggregate amount of the unpaid principal of all notes guaranteed by the Authority under the Guaranty Loan Program to exceed the maximum dollar amount which may be supported by its guaranty reserve, as required by paragraph 4 of this Agreement.

                Nothing contained in this Agreement shall obligate the Lender to make or acquire any particular loan or number of loans under the Guaranty Loan Program.

        2.      Lender Representations and Warranties

                A. The Lender agrees that it will accelerate or extend the maturity of each note evidencing a loan made by it in accordance with the terms of such note, this Agreement, and the Guaranty Loan Program.

                B. The Lender will pay any required guaranty fee authorized by the Act or the regulations promulgated under the Act, as determined by the Authority or the applicable federal agency, of each Student Loan issued under the Guaranty Loan Program.

                C. The Lender will exercise reasonable care and diligence in the making or acquiring, servicing and collection of Student Loans.

                D. The Lender will not only comply with all provisions of the Agreement but also with the Loan Procedures Manual issued by the Authority and incorporated herein by reference.

                E. The Lender shall make its books, records, and other written materials with respect to each Student Loan guaranteed under this Agreement available for inspection by the Authority, including but not limited to, all loan applications, payment history, promissory notes, evidence of guaranty, evidence of timely disbursement, Disclosure Statements, and any other loan documents available for inspection by the Authority and shall cooperate with any reasonable monitoring, audit, or investigation related to the Agreement.

                F. The Lender will comply with all applicable federal and state laws and regulations, including, but not limited to, the "due diligence" requirements or other requirements of any of those laws and regulations pertaining to the origination, disbursement, servicing, accounting, reporting and collecting of each Student Loan.

                G. The Lender shall not alter the terms of any promissory note guaranteed under this Agreement, except as otherwise provided in paragraph 2(A) of this


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Agreement and the Guaranty Loan Program.

                H. The Lender is an eligible lender as that term is defined in the Higher Education Act.

                I. Each Student Loan which is to be guaranteed is an "Eligible Loan" incurred by an "Eligible Student" for attendance at an "Eligible Institution" as those terms are defined in the Higher Education Act.

                J. The Lender does not discriminate on the basis of race, creed, sex, color or national origin, or against any particular class or category of borrowers by requiring that, as a condition for receipt of a loan, the student or his or her family maintain a business relationship with the Lender.

                K. This Agreement constitutes a valid and binding obligation of the Lender enforceable in accordance with its terms.

        3.      Guaranty

                A. In the event of a default of payment with respect to any promissory note guaranteed under this Agreement, and upon the Authority's receipt from the Lender of a notice of default and request for reimbursement, the Authority will promptly pay to the Lender the percentage required by the Higher Education Act of the unpaid balance of principal and interest due thereon.

                B. In the event that a borrower on a note guaranteed under this Agreement shall file a petition in bankruptcy or have a petition filed against him or her, or the borrower shall die or become totally and permanently disabled, the Authority will promptly pay to the Lender the percentage required by the Higher Education Act of the unpaid balance of principal and interest due thereon.

                C. The Lender shall make diligent collection efforts (as required by the Higher Education Act) before demanding payment by the Authority.

                D. The Authority agrees that it will comply with all applicable federal and state laws and regulations, and the Authority's rules and regulations, in performing its obligations under this Agreement.

                E. This Agreement constitutes a valid and binding obligation of the Authority enforceable in accordance with its terms.

        4.      Reserve Requirements

                The Authority will hold and maintain as a capital reserve cash or marketable securities at an amount no less than two percent (2%) of the aggregate amount of unpaid principal of all notes guaranteed under the Authority's Guaranty Loan Program, as long as the Lender is the holder of any note evidencing a loan made under the Guaranty Loan Program.


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        5.      Remedies

                A. The Lender and the Authority agree that if either shall violate or fail to comply with any of the terms of this Agreement, the other party may recover all damages for the violation or failure to comply sustained by the non-breaching party.

                B. In addition to the remedies set forth in paragraph 5(A), the parties shall have all remedies available at law or in equity including, but not limited to, immediate termination of this Agreement, equitable relief by way of injunction (mandatory or prohibitory), prevention of the breach or threatened breach of any provisions of this Agreement, or enforcement of performance thereof. All of the remedies provided by paragraph 5 shall be cumulative, and the exercise by the parties of any one or more of them shall not in any way alter or diminish the rights of the parties to any other remedy provided by this or other agreements or by law. In the event of any default or breach of this Agreement, the non-breaching party shall be entitled to reimbursement of all the costs for enforcing any of such terms, including any reasonable or necessary attorney's fees.

        6.      Termination

                This Agreement may be terminated by either party upon not less than sixty (60) days written notice to the other party; provided, however, that any termination of this Agreement shall comply with the Higher Education Act. Obligations incurred under this Agreement shall not be affected by such termination prior to its effective date.

        7.      Compliance with Federal Regulations

                If the Lender fails to comply with the Act and is limited, suspended or terminated by the Secretary of the U.S. Department of Education from participating as an Eligible Lender under the Higher Education Act, then this Agreement and the Lender's participation with the Authority under the Guaranty Loan Program will likewise be immediately limited, suspended, or terminated. The sixty (60) day written termination notice is not applicable under this provision.

        8.      Loans to Minors

                The parties agree that any person otherwise qualifying for a loan shall not be disqualified to receive a loan guaranteed by the Authority by reason of his or her being a minor. For the purpose of applying for, receiving and repaying a loan, any minor shall be deemed to have full legal capacity to act and shall have all the rights, powers, privileges and obligations of a person of full age with respect thereto, pursuant to Section 8 of the Act.

        9.      Not a State Obligation

                Obligations incurred under this Agreement by the Authority are not obligations of the State of Michigan.


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        10.     Unenforceable Provisions

                Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or effecting the validity, enforceability or legality of such provisions in any other jurisdiction.

        11.     Notices

                Any notices required or authorized by this Agreement shall be sent by regular mail to the following address:

                IF TO LENDER:       The First National Bank of Chicago
                                    as Trustee for the PNC Student Loan Trusts
                                    ------------------------------------------

                                    One First National Plaza Ste. 0126
                                    ------------------------------------------

                                    Chicago, IL 60670
                                    ------------------------------------------

                IF TO AUTHORITY:    Michigan Higher Education Assistance
                                    Authority
                                    P.O. Box 30047
                                    Lansing MI 48909

        12.     Amendment to Agreement

                This Agreement can only be amended by a formal amendment made in writing and executed by the parties hereto.

        13.     Governing Law

                The Agreement shall be governed by and interpreted in accordance with the laws of the State of Michigan.


        14.     No Personal Liability

                No officer or employee of the Authority or the State of Michigan, including any person executing the Agreement, shall be liable personally under the Agreement or subject to any personal liability for any reason relating to the execution of the Agreement. Likewise, no officer or employee of the Lender, including any person executing the Agreement, shall be liable personally under the Agreement or subject to any personal liability for any reason relating to the execution of the Agreement.


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        15.     Indemnification

                If the Lender shall violate or fail to comply with any applicable law or governmental regulation with respect to a Student Loan or participation in the Guaranty Loan Program, then the Lender shall indemnify and hold the Authority, including any member, officer or employee, harmless against any and all claims asserted, including any liability, cost or expense, including reasonable counsel fees, incurred in any action or proceeding brought by reason of any claim arising or resulting from, or in any way connected with, this Agreement, except if the claim results from the willful misconduct or sole negligence of the Authority.

        The parties have executed the Agreement by their duly authorized officers as of March 21, 1997.

                        FOR THE LENDER

                        By /s/ Jeffrey L. Kinney
                           ------------------------------
                             Its Assistant Vice President
                                 ------------------------
                                        Title


                        FOR THE MICHIGAN HIGHER EDUCATION
                             ASSISTANCE AUTHORITY

                        By /s/ H. Jack Nelson
                           ------------------------------
                             Its Executive Director
                                 ------------------------
                                        Title


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